Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEvents™

Conference Call Transcript

PRM - Primedia Conference Call

Event Date/Time: Dec. 07. 2006 / 5:00PM ET

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Dec. 07. 2006 / 5:00PM ET, PRM - Primedia Conference Call

CORPORATE PARTICIPANTS

Dean Nelson

Primedia – Chairman, President & CEO

Kevin Neary

Primedia – CFO

CONFERENCE CALL PARTICIPANTS

Michael Meltz

Bear, Stearns & Co. – Analyst

Alitza Leer

Credit Suisse – Analyst

David Rosen

SAC – Analyst

Kelly Burton

Wachovia Securities – Analyst

PRESENTATION

Operator

Good afternoon, ladies and gentlemen, and welcome to PRIMEDIA’s conference call.

[OPERATOR INSTRUCTIONS]

I will now introduce your host for today’s conference, Mr. Dean Nelson, Chairman, President, and Chief Executive Officer of PRIMEDIA. Please go ahead, sir.

Dean Nelson – Primedia – Chairman, President & CEO

Good afternoon, everyone. Thank you for dialing in to discuss this morning’s announcement. I’m pleased to be joined by Kevin Neary, CFO and Eric Lees our IRO.

As always, we refer you to the Safe Harbor disclaimer spelled out in our earnings release. Also, any non-GAAP terms mentioned on this call are reconciled to GAAP in the earnings release and the Company’s SEC filing to come.

This morning we issued a press release announcing that we agreed to sell our hunting, fishing and shooting title to Intermedia Outdoor, an entity controlled by Intermedia Partners a New York based private equity firm for $170 million in cash. The sale is inclusive of events, websites, TV and radio programming and branded products related to the 17 publications included in this transaction. The titles sold operated as part of Primedia’s outdoor group. PRIMEDIA’s action, sports, marine, and equine media properties were not included in the sale.

We’ve received a number of questions around the announcement and we thought it would be most efficient to address them through this call. We’ll keep the call brief, and ask that the Q&A that follows the opening remarks focus on this topic. As always, you should call Eric Lees if you have other questions or topics that would you like to discuss.

Regarding the sale, while we’ve done a lot of hard work to secure category leading status for our hunting, shooting and fishing title, the sale presented us with an opportunity to realize significant value for a collection of great brands. At the same time we continue to be the leading publisher for the 18 to 34 male demographic.

The sale of these titles is an incremental and positive step towards our goal of improving our balance sheet and reducing our financial leverage. We expect the sale will be accretive in the quarters ahead. The transaction is expected to close no later than the end of the first quarter in 2007.

Here is some additional color on the assets sold. The trailing 12 months revenue through the third quarter of 2006 for the assets sold was just under $100 million. The trailing 12 month segment EBITDA margin was mid-teens, which is below average for the PRIMEDIA enthusiast media segment.

At a sale price of $170 million, we feel we received an outstanding multiple for these assets. We weren’t seeking a buyer, Intermedia Partners approached us. We quickly negotiated a price and we did not use a banker. We expect the sale to be deleveraging at the time of close, and year-to-date the assets sold had modestly lower revenue and higher segment EBITDA growth than the other assets in the enthusiast media portfolio.

The [inaudible] revenue in this group was heavily skewed towards television versus the rest of our portfolio. Intermedia Partners will be able to more fully leverage these assets on television through their ownership of the Sportsman’s Channel.

On the other hand, from our standpoint, these titles benefited less from our on-line lead generation capabilities than does the rest of our portfolio. Clearly this is an asset that’s worth more to them than it is to our shareholders and as a result we believe it’s a great deal for both side.

Operator, let’s now open the call for question.

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS]

Our first question will come from Michael Meltz with Bear Stearns.

Michael Meltz – Bear, Stearns & Co. – Analyst

No relation to Bob Meltz. I had three questions for you. Dean, can you just talk—oh, first you said last or trailing 12 months $100 million. On a full year basis are the numbers close to that or is there any reason fourth quarter will be different?

Dean Nelson – Primedia – Chairman, President & CEO

No, I think it’s safe to assume that on a full year basis it would have been similar to the trailing 12 months.

Michael Meltz – Bear, Stearns & Co. – Analyst

With the EBITDA a little bit higher, given what you said about faster EBITDA growth year-to-date?

Dean Nelson – Primedia – Chairman, President & CEO

Modestly higher.

Michael Meltz – Bear, Stearns & Co. – Analyst

Secondly, is that—you’re saying a roughly $15 million EBITDA. Is that contribution or is that real EBITDA? How are you dealing with the corporate overhang?

Dean Nelson – Primedia - Chairman, President & CEO

That would be the equivalent to our segment EBITDA that’s reported, Michael. There is some overhead associated with this business, historically we’ve worked hard to eliminate as much of that overhead as we can. There usually is a little bit left, but we’re talking about here is segment EBITDA.

Michael Meltz – Bear, Stearns & Co. – Analyst

So if I—so you’re saying you’ll lose roughly $15 million of EBITDA next year?

Dean Nelson  – Primedia – Chairman, President & CEO

What we’re saying is it would have contributed approximately the numbers you’re talking about this year in an EBITDA basis and there is some overhead associated the business. Of course we’re going to continue to own the business into early 2007. The one point I would make is again, this is deleveraging even with the overhead associated with the business.

Michael Meltz – Bear, Stearns & Co. – Analyst

And on that point, where you’re saying free cash flow accretive. Can you just talk a little bit about how you get there, what’s the CapEx and working capital attributed to this business?

Dean Nelson – Primedia – Chairman, President & CEO

We don’t have those specific numbers, Michael. As you know, I would say it would be consistent with the rest of our portfolio. So it’s not particularly a big user of either CapEx or working capital.

Michael Meltz – Bear, Stearns & Co. – Analyst

Okay. And lastly, understanding that you guys—this was not on the block and they approached you, did you look to do an auction process, given the interest or is it—why are you I guess just announcing the sale now?

Dean Nelson – Primedia – Chairman, President & CEO

Well, I think that’s a good question, Michael. I think this is clearly an asset where it’s worth more to them. If you think about the number you quoted on the segment EBITDA and compare that against the $170 million, we think that from a board standpoint that’s a very fair price for us and a good price and in fact, I have to say, if you compare to the prices that’s are being quoted for other assets for sale in the market today relative to their revenue, this is an extremely good price.

Operator

We’ll take our next question from [Alitza Leer] with Credit Suisse.

Alitza Leer – Credit Suisse – Analyst

Couple of questions. First question is what is the intended use of proceeds from the sale?

Dean Nelson – Primedia – Chairman, President & CEO

We would intend to use the proceeds to pay down our debt.

Alitza Leer – Credit Suisse – Analyst

Okay. And what are the tax implications from the sale, do you expect to pay any taxes?

Dean Nelson – Primedia – Chairman, President & CEO

There are no tax implications, per se, because of our NOLs we carry on our books today.

Alitza Leer – Credit Suisse – Analyst

Okay. And I guess the last question, you spoke to the rationale of the sale a little bit and obviously it’s a very good value, but just wondering, you still have some outdoor titles. Is there a reason why you didn’t sell everything and is this part of a somewhat bigger plan to be selling off assets? It just seems that you’re selling off some assets. Are you planning to spin off consumer stores? So just kind of wondering what’s the overall strategy.

Dean Nelson – Primedia – Chairman, President & CEO

I think if you think about what we’ve talked about, it’s not first of all part of a bigger plan to sell off assets. Secondly, if you thinks about where Intermedia Partners can best leverage assets, it’s on television and frankly the marine and equine assets aren’t as strong in that area.

On the other hand, one of the capabilities and skills we worked hard to build up in the last year is our ability to do leads and transactions online which is equine.com. And as you know we just applied that against our marine category by relaunching powermotoryacht.com, and we think that’s a huge growth area for us. And so with a natural split realize that until—it wasn’t until very recently that the marine and equine and action sports assets had even been rolled up organizationally into the outdoor group. Historically they run separately.

Alitza Leer – Credit Suisse – Analyst

Okay. That is it.

Dean Nelson – Primedia – Chairman, President & CEO

Great. Thanks.

Operator

[OPERATOR INSTRUCTIONS].

We’ll go now to David Rosen with SAC.

David Rosen – SAC – Analyst

Quick question. What was your tax basis in these assets?

Dean Nelson – Primedia – Chairman, President & CEO

We are still–we haven’t released that yet. We’re still looking at that.

David Rosen – SAC – Analyst

Will this be a large user of NOLs or not really.

Dean Nelson – Primedia – Chairman, President & CEO

Well, I think obviously the use of NOLs will be less, maybe considerably less than $170 million purchase price. So we will still have considerable NOLs left even post sale.

David Rosen – SAC – Analyst

And if you were to hazard a guess, how much stranded overhead do you think there will be now as a result of this?

Dean Nelson – Primedia – Chairman, President & CEO

Well, we are just in the midst of working through the final details of a service arrangement with the buyer for some period of time, and as you know, we are just going through the final steps of our budget process.

We worked very hard to get a high percentage of the overhead associated with the business out. We don’t have a specific stranded number yet. There will be a little bit of stranded overhead, just by the fact that we have one person running the business, one CFO, so on and so forth and those costs were allocated, but we worked very hard to get that number down.

David Rosen – SAC – Analyst

Were there any in particular people within corporate that were just focused in your corporate that were just focused on these businesses?

Dean Nelson – Primedia – Chairman, President & CEO

Not—when you think about corporate as being true corporate, no. Within the division itself, of course there were committed and dedicated people in the areas like circulation in particular and finance that are focused on the business and so those people are critical to supporting the business on an ongoing basis and would go with the sale.

David Rosen – SAC – Analyst

Is there a—said another way, is there additional opportunity to take costs out of corporate as a result of the sale?

Dean Nelson – Primedia – Chairman, President & CEO

At the corporate level we’re—if you look at our costs and exclude the spin related costs, we’ve been working quite hard to take those down. I think one of the things we’re doing right now is if you combine $100 million of this revenue with the $60 million we described for our craft sale plus the smaller amounts for history and gems, we have reduced a significant amount of our revenue this year in our enthusiast media business.

So it’s always a good time to step back , revisit our overheads in that business along with our overheads at corporate which is what we’re doing now. The one thing I would say is of course we would not have done this sale, had we not thought it was going to be a positive economic lead with any stranded overhead associated with the business.

David Rosen – SAC – Analyst

Got you. Thank you very much.

Dean Nelson – Primedia – Chairman, President & CEO

Thanks.

Operator

[OPERATOR INSTRUCTIONS]

We’ll take our final question from Kelly Burton with Wachovia Securities.

Kelly Burton – Wachovia Securities – Analyst

Hi, quick question around the use of proceeds. I believe I heard you say it would go toward debt reduction, is that right?

Dean Nelson – Primedia – Chairman, President & CEO

Yes, to improve our balance sheet and reduce overall debt in the Company, absolutely.

Kelly Burton – Wachovia Securities – Analyst

And would that be specifically toward bank debt reduction? I think from reading your covenants, it looks like it would need to go toward that. Am I interpreting those correctly?

Dean Nelson – Primedia – Chairman, President & CEO

We haven’t sorted through the exact use of the proceeds yet.

Kelly Burton – Wachovia Securities – Analyst

Okay.

Dean Nelson – Primedia – Chairman, President & CEO

We’re going to certainly do that here over the next couple of weeks. Again, we’ll close the sale presumably early in Q1 and look at it then. But we just wanted to assure everyone that our use of the proceeds will be to reduce our leverage.

Kelly Burton – Wachovia Securities – Analyst

Thanks.

Dean Nelson – Primedia – Chairman, President & CEO

Thank you again for calling in and we appreciate you joining us on such short notice.

Operator

Thank you, ladies and gentlemen for your participation in today’s conference call. You may disconnect at this time.

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